UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 11, 2022

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Lakeview Avenue, Suite 200
West Palm Beach,	Florida	33401
(Address of principal executive offices)		(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value	CLDT	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Shares	CLDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events.

Chatham Lodging Trust (the “Company”) has previously disclosed the outstanding numbers of its common shares of beneficial interest (“Common Shares”) and of the long-term incentive plan units in its operating partnership, Chatham Lodging, L.P. (“OP Units”), as of different dates. The Company is hereby providing the numbers of Common Shares and OP Units outstanding as of the same date, March 24, 2022, which is the record date for the Company’s annual meeting of shareholders to be held on May 24, 2022 (the “Annual Meeting”).

•As of March 24, 2022, the number of Common Shares available under the Company’s 2011 Equity Incentive Plan, as amended and restated in 2013 (the “Equity Incentive Plan”) was 165,149. Each OP Unit awarded is deemed equivalent to an award of one Common Share under the Equity Incentive Plan, reducing availability for other equity awards on a one-for-one basis.

•As of March 24, 2022, the number of granted but unvested OP Units outstanding was 905,525 and the number of granted but unvested Common Shares outstanding was 10,000, for a total of 915,525.

•As of March 24, 2022, the number of Common Shares outstanding was 48,804,432 and the number of OP Units outstanding was 2,120,184, for a total of 50,924,716 Common Shares and OP Units outstanding.

•The Company has proposed to shareholders that the Equity Incentive Plan be amended to extend its term, increase the annual limit to participants other than Trustees who are not employees of the Company and increase the number of Common Shares (including OP Units) by 1,600,000. If that proposal is approved by shareholders at the Annual Meeting, the total number of Common Shares (including OP Units) that will be available for issuance under the Equity Incentive Plan will be 1,765,149, or 3.47% of the Common Shares and OP Units outstanding as of March 24, 2022, and the expected plan duration (as described below) would be approximately 5.0 years.

The following table provides a summary of the above information and the results of the calculations of shareholder value transfer (“SVT”), which is a metric used by a third-party proxy advisory service:

SVT Calculation	Shares(1)	SVT(2)
New shares requested (A)	1,600,000	3.142%
Available shares remaining (B)	165,149	0.324%
Unvested granted shares (C)	915,525	1.798%

New + Available (A + B)	1,765,149	3.466%
New + Available + Outstanding (A + B + C)	2,680,674	5.264%
(1) Amounts are as of March 24, 2022.
(2) Each SVT amount is calculated by dividing the number shown in the column headed “Shares” by the total number of Common Shares and OP Units outstanding as of March 24, 2022, which was 50,924,716.

Expected plan duration is another of the metrics used by a third-party proxy advisory service to evaluate proposals regarding equity incentive plans. Expected plan duration is calculated by dividing the SVT corresponding to “New + Available (A + B)” in the table above by the value determined by the third-party proxy advisory service to be the Company’s three-year unadjusted average burn rate, or 0.69%. The expected plan duration is calculated to be approximately 5.0 years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 11, 2022	By:	/s/ Jeremy B. Wegner

Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer